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                                 EXHIBIT 23.0
                              Consent of KPMG LLP
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                                                                    EXHIBIT 23.0



The Board of Directors and Shareholders
GA Financial, Inc.:


We consent to incorporation by reference in the Registration Statement Nos. 333-66107 and 333-37837 on Form S-8 of GA Financial, Inc. of our report dated January 26, 2001, relating to the consolidated statements of financial condition of GA Financial, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the years ended December 31, 2000 and 1999, which report is incorporated by reference in the December 31, 2000 annual report on Form 10-K of GA Financial, Inc.


/s/ KPMG LLP


Pittsburgh, Pennsylvania
March 30, 2001